RESIDENTIAL ACCREDIT LOANS, INC.
                                    DEPOSITOR

                           RALI SERIES 2003-QS13 TRUST
                                     ISSUER

                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2003-QS13

$ 3,332,650                          0.00%               CLASS A-P CERTIFICATES
--------------------------------------------------------------------------------
                         Supplement dated April 27, 2005
                                       to
                    Prospectus Supplement dated July 28, 2003
                                       to
                        Prospectus dated January 27, 2003

            Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated July 28, 2003.

            The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

            UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 72.09% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in book-entry form through the Same Day Funds Settlement System for DTC on or about April 28, 2005 against payment therefor in immediately available funds. The Class A-P Certificates are subject to the same rules, regulations and procedures as DTC registered certificates as described in the prospectus supplement.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. The Class PO underwriter intends to make a secondary market in the Class A-P Certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class A-P Certificates will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

            The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:


                                          CREDIT SCORE OF THE MORTGAGE LOANS

                                              NUMBER OF                      PERCENT OF      AVERAGE       WEIGHTED
                                               MORTGAGE       PRINCIPAL       MORTGAGE      PRINCIPAL    AVERAGE LTV
CREDIT SCORE RANGE                              LOANS          BALANCE         LOANS         BALANCE        RATIO
------------------------------------------  --------------  --------------  ------------   ------------  ------------
499 or less ..............................              40  $  5,540,257          1.31%  $    138,506          81.46%
500 - 519 ................................               7     1,072,997          0.25        153,285          81.26
520 - 539 ................................              12     1,869,409          0.44        155,784          83.08
540 - 559 ................................              12     1,866,087          0.44        155,507          72.28
560 - 579 ................................              18     2,737,678          0.65        152,093          81.57
580 - 599 ................................              32     4,953,000          1.17        154,781          72.88
600 - 619 ................................              43     7,470,530          1.76        173,733          77.01
620 - 639 ................................              71    12,217,997          2.89        172,084          79.58
640 - 659 ................................             114    19,206,495          4.54        168,478          75.78
660 - 679 ................................             162    27,695,824          6.54        170,962          75.87
680 - 699 ................................             204    36,643,885          8.66        179,627          75.63
700 - 719 ................................             242    46,585,485         11.00        192,502          74.88
720 - 739 ................................             244    43,876,162         10.36        179,820          75.41
740 - 759 ................................             279    50,677,773         11.97        181,641          72.63
760 - 779 ................................             294    55,735,752         13.17        189,577          72.94
780 - 799 ................................             284    63,930,035         15.10        225,106          71.34
800 or greater ...........................             186    38,356,193          9.06        206,216          69.20
Subtotal with Credit Score ...............           2,244  $420,435,556         99.31%  $    187,360          73.85%
Not Available ............................              16     2,917,540          0.69        182,346          66.37
                                            --------------  --------------  ------------   ------------  ------------
Total, Average or Weighted Average .......           2,260  $423,353,096        100.00%  $    187,324          73.79%
                                            ==============  ==============  ============

            The minimum and maximum credit scores of the mortgage loans were 409 and 829, respectively, and the weighted average credit score of the mortgage loans was 727.

            For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.

            Mortgage loans indicated as having a credit score that is "Not Available" include certain mortgage loans where the credit score was not provided by the related seller and mortgage loans where no credit history could be obtained for the related mortgagor.


                                             OCCUPANCY TYPES OF THE MORTGAGED PROPERTIES

                                                                                                         WEIGHTED
                                              NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                               MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
OCCUPANCY                                       LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------    ------------  ------------   ------------  ------------    ----------    -------------
Primary Residence ........................           1,595  $338,556,009         79.97%  $    212,261           726          73.74%
Second/Vacation ..........................              44     8,192,913          1.94        186,203           733          70.12
Non Owner-occupied .......................             621    76,604,174         18.09        123,356           732          74.44
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total, Average or Weighted Average .......           2,260  $423,353,096        100.00%  $    187,324           727          73.79%
                                            ==============  ============  ============

                                                   PURPOSE OF THE MORTGAGE LOANS

                                                                                                         WEIGHTED
                                              NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                               MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
LOAN PURPOSE                                    LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------    ------------  ------------   ------------  ------------    ----------    -------------
Purchase .................................             630  $102,189,895         24.14%  $    162,206           733          79.83%
Rate/Term Refinance ......................             642   125,133,679         29.56        194,912           733          70.42
Equity Refinance .........................             988   196,029,523         46.30        198,410           720          72.80
                                              ------------  ------------  ------------   ------------  ------------  -------------
Total, Average or Weighted Average .......           2,260  $423,353,096        100.00%  $    187,324           727          73.79%
                                              ============  ============  ============


                                                      MORTGAGED PROPERTY TYPES

                                                                                                         WEIGHTED
                                              NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                               MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
PROPERTY TYPE                                   LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------    ------------  ------------   ------------  ------------    ----------    -------------
Single-family detached ...................           1,626  $313,214,263         73.98%  $    192,629           725          73.76%
Planned Unit Developments (detached) .....             203    42,942,967         10.14        211,542           725          73.94
Two-to-four family units .................             242    39,910,379          9.43        164,919           729          74.54
Condo Low-Rise (less than 5 stories) .....             129    17,174,937          4.06        133,139           738          72.76
Planned Unit Developments (attached) .....              28     4,408,845          1.04        157,459           759          73.51
Townhouse ................................              19     3,302,341          0.78        173,807           752          70.26
Condo Mid-Rise (5 to 8 stories) ..........               5       999,855          0.24        199,971           773          74.39
Condo High-Rise (9 stories or more) ......               3       705,659          0.17        235,220           723          77.92
Manufactured Home ........................               4       572,578          0.14        143,144           777          74.97
Leasehold ................................               1       121,274          0.03        121,274           688          90.00
                                              ------------  ------------   -----------   ------------    ----------    -------------
Total, Average or Weighted Average .......           2,260  $423,353,096        100.00%  $    187,324           727          73.79%
                                              ============  ============   ===========

                                        GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

                                                                                                         WEIGHTED
                                              NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                               MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
STATE                                           LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------    ------------  ------------   ------------  ------------    ----------    -------------
Alabama ..................................              30  $  3,481,960          0.82%  $    116,065           687          79.86%
Arkansas .................................               8       853,128          0.20        106,641           709          76.22
Arizona ..................................              67     9,915,141          2.34        147,987           723          79.49
California ...............................             495   140,942,790         33.29        284,733           744          69.24
Colorado .................................              68    13,283,290          3.14        195,342           690          75.07
Connecticut ..............................              29     4,413,137          1.04        152,177           719          77.43
District of Columbia .....................               7     1,290,021          0.30        184,289           711          76.60
Delaware .................................               4       519,211          0.12        129,803           720          75.86
Florida ..................................             173    23,874,678          5.64        138,004           720          75.39
Georgia ..................................              41     7,493,525          1.77        182,769           706          76.44
Hawaii ...................................              17     5,304,545          1.25        312,032           731          72.81
Iowa .....................................               7       842,389          0.20        120,341           702          85.08
Idaho ....................................              16     1,901,717          0.45        118,857           735          78.95
Illinois .................................              58    10,789,574          2.55        186,027           718          77.38
Indiana ..................................              28     3,178,075          0.75        113,503           712          77.71
Kansas ...................................              17     1,936,242          0.46        113,897           727          81.76
Kentucky .................................               6       873,293          0.21        145,549           712          78.75
Louisiana ................................              23     2,427,907          0.57        105,561           704          80.59
Massachusetts ............................              42    10,069,849          2.38        239,758           726          72.55
Maryland .................................              53    14,077,141          3.33        265,606           743          70.45
Maine ....................................               4       571,827          0.14        142,957           632          80.46
Michigan .................................              78    11,450,177          2.70        146,797           709          77.71
Minnesota ................................              40     7,651,976          1.81        191,299           720          78.03
Missouri .................................              37     4,043,353          0.96        109,280           681          78.95
Mississippi ..............................               9       921,799          0.22        102,422           680          85.16
Montana ..................................               8       893,231          0.21        111,654           741          75.47
North Carolina ...........................              68     8,725,110          2.06        128,310           707          77.69
North Dakota .............................               3       264,155          0.06         88,052           741          72.95
Nebraska .................................               4       702,125          0.17        175,531           727          81.33
New Hampshire ............................              12     1,388,393          0.33        115,699           710          79.23
New Jersey ...............................              72    15,778,826          3.73        219,150           726          73.96
New Mexico ...............................              57     7,123,824          1.68        124,979           718          78.93
Nevada ...................................              41     7,172,821          1.69        174,947           736          75.81
New York .................................              39     9,037,908          2.13        231,741           722          71.94
Ohio .....................................              46     5,781,964          1.37        125,695           724          78.74
Oklahoma .................................              19     1,741,824          0.41         91,675           704          86.78
Oregon ...................................              49     7,098,081          1.68        144,859           729          74.36
Pennsylvania .............................              21     2,899,569          0.68        138,075           718          73.96
Rhode Island .............................               8     1,550,511          0.37        193,814           713          71.02
South Carolina ...........................              29     3,121,716          0.74        107,645           700          82.48
South Dakota .............................               1       109,585          0.03        109,585           622          80.00
Tennessee ................................              16     1,471,861          0.35         91,991           726          78.86
Texas ....................................             185    28,354,827          6.70        153,269           708          76.01
Utah .....................................              32     4,634,229          1.09        144,820           717          80.96
Virginia .................................              83    15,444,268          3.65        186,076           744          76.46
Vermont ..................................               8       943,438          0.22        117,930           713          87.78
Washington ...............................              80    13,675,787          3.23        170,947           727          71.18
Wisconsin ................................              17     2,692,501          0.64        158,382           725          80.89
West Virginia ............................               1       164,139          0.04        164,139           717          80.00
Wyoming ..................................               4       475,658          0.11        118,914           708          85.64
                                              ------------  ------------   -----------   ------------    ----------    -------------
Total, Average or Weighted Average .......           2,260  $423,353,096        100.00%  $    187,324           727          73.79%
                                              ============  ============   ===========

            No more than 0.5% of the mortgage loans were secured by mortgaged properties located in any one zip code area in Nevada and no more than 0.4% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside Nevada.

                                              DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                                                                                                         WEIGHTED
                                              NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                               MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
DOCUMENTATION TYPE                              LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------    ------------  ------------   ------------  ------------    ----------    -------------
Full Documentation .......................             972  $173,120,030         40.89%  $    178,107           722          77.56%
Reduced Documentation ....................           1,288   250,233,067         59.11        194,280           730          71.19
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total, Average or Weighted Average .......           2,260  $423,353,096        100.00%  $    187,324           727          73.79%
                                              ============  ============   ===========

            No more than 39.4% of the reduced loan documentation mortgage loans were secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes mortgage loans which were underwritten under a no stated income or no income/no asset program.

            Approximately 2.3% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--Underwriting Policies--General Standards" in the prospectus.


                                                           MORTGAGE RATES

                                                                                                         WEIGHTED
                                              NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                               MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
MORTGAGE RATES (%)                              LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------    ------------  ------------   ------------  ------------    ----------    -------------
4.375 - 4.499 ............................               1  $    100,948          0.02%  $    100,948           655          62.00%
4.750 - 4.874 ............................               1       226,697          0.05        226,697           806          58.00
5.125 - 5.249 ............................               5     1,253,783          0.30        250,757           774          67.93
5.250 - 5.374 ............................              17     3,262,247          0.77        191,897           736          57.43
5.375 - 5.499 ............................              27     6,584,789          1.56        243,881           755          68.69
5.500 - 5.624 ............................             108    23,605,682          5.58        218,571           741          67.04
5.625 - 5.749 ............................             117    28,604,951          6.76        244,487           745          71.86
5.750 - 5.874 ............................             253    62,328,179         14.72        246,356           743          71.70
5.875 - 5.999 ............................             420    90,731,308         21.43        216,027           733          73.67
6.000 - 6.124 ............................             223    45,137,789         10.66        202,412           724          74.71
6.125 - 6.249 ............................             268    50,106,729         11.84        186,965           726          73.41
6.250 - 6.374 ............................             205    32,571,421          7.69        158,885           713          75.45
6.375 - 6.499 ............................             135    18,976,803          4.48        140,569           715          76.75
6.500 - 6.624 ............................             148    19,505,411          4.61        131,793           723          76.15
6.625 - 6.749 ............................             144    20,327,172          4.80        141,161           672          80.02
6.750 - 6.874 ............................              96    10,610,064          2.51        110,522           699          81.68
6.875 - 6.999 ............................              52     5,590,033          1.32        107,501           709          79.98
7.000 - 7.124 ............................              23     2,332,784          0.55        101,425           692          80.31
7.125 - 7.249 ............................               8       919,117          0.22        114,890           668          84.65
7.250 - 7.374 ............................               5       274,690          0.06         54,938           629          83.11
7.375 - 7.499 ............................               1        16,863          0.01         16,863           759          73.00
7.500 - 7.624 ............................               1        61,954          0.01         61,954           705          75.00
7.750 - 7.874 ............................               1       136,519          0.03        136,519      n/a               90.00
7.875 - 7.999 ............................               1        87,166          0.02         87,166           624          94.00
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total, Average or Weighted Average .......           2,260  $423,353,096        100.00%  $    187,324           727          73.79%
                                              ============  ============   ===========

            As of March 1, 2005, the weighted average mortgage rate of the mortgage loans was approximately 6.0087% per annum.

                                           NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                                                                         WEIGHTED
                                              NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                               MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
NET MORTGAGE RATE (%)                           LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------    ------------  ------------   ------------  ------------    ----------    -------------
4.095 ....................................               1  $    100,948          0.02%  $    100,948           655          62.00%
4.470 ....................................               1       226,697          0.05        226,697           806          58.00
4.845 ....................................               5     1,253,783          0.30        250,757           774          67.93
4.970 ....................................              17     3,262,247          0.77        191,897           736          57.43
5.095 ....................................              26     6,457,651          1.53        248,371           754          68.86
5.100 ....................................               1       127,138          0.03        127,138           788          60.00
5.220 ....................................             107    23,252,679          5.49        217,315           740          66.88
5.310 ....................................               1       353,003          0.08        353,003           791          78.00
5.345 ....................................             115    28,360,209          6.70        246,611           745          71.79
5.370 ....................................               2       244,742          0.06        122,371           689          80.00
5.470 ....................................             251    62,136,544         14.68        247,556           743          71.68
                                              ------------  ------------   -----------   ------------    ----------    -------------
Total, Average or Weighted Average .......             527  $125,775,641         29.71%  $    238,663           744          70.25%
                                              ============  ============   ===========

            As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 2.668722917%.



                                          ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                                                         WEIGHTED
                                              NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                               MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
ORIGINAL MORTGAGE LOAN BALANCE ($)              LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------    ------------  ------------   ------------  ------------    ----------    -------------
100,000 or less ..........................             576  $ 41,853,505          9.89%  $     72,662           712          75.97%
100,001-200,000 ..........................             937   131,127,625         30.97        139,944           722          75.82
200,001-300,000 ..........................             334    79,114,950         18.69        236,871           723          72.87
300,001-400,000 ..........................             214    73,446,880         17.35        343,210           734          72.44
400,001-500,000 ..........................             119    51,984,827         12.28        436,847           736          71.33
500,001-600,000 ..........................              51    27,251,031          6.44        534,334           737          74.16
600,001-700,000 ..........................              25    15,634,157          3.69        625,366           738          69.65
700,001-800,000 ..........................               4     2,940,119          0.69        735,030           783          73.16
                                              ------------  ------------   -----------   ------------    ----------    -------------
Total, Average or Weighted Average .......           2,260  $423,353,096        100.00%  $    187,324           727          73.79%
                                              ============  ============   ===========


                                    ORIGINAL LTV RATIOS OF THE MORTGAGE LOANS

                                              NUMBER OF                                      AVERAGE       WEIGHTED
                                               MORTGAGE       PRINCIPAL      PERCENT OF     PRINCIPAL    AVERAGE CREDIT
ORIGINAL LTV RATIO (%)                          LOANS          BALANCE      MORTGAGE LOANS   BALANCE        SCORE
------------------------------------------  --------------  --------------  -------------- ------------  --------------
00.01-50.00 ..............................             159  $ 28,204,948          6.66%  $    177,390            750
50.01-55.00 ..............................              65    12,956,937          3.06        199,337            753
55.01-60.00 ..............................              99    18,585,892          4.39        187,736            734
60.01-65.00 ..............................             110    23,606,172          5.58        214,602            744
65.01-70.00 ..............................             178    38,825,321          9.17        218,120            729
70.01-75.00 ..............................             322    74,236,769         17.54        230,549            737
75.01-80.00 ..............................             910   169,931,944         40.14        186,738            722
80.01-85.00 ..............................              71    12,563,118          2.97        176,945            717
85.01-90.00 ..............................             222    27,420,473          6.48        123,516            701
90.01-95.00 ..............................             116    15,947,363          3.77        137,477            685
95.01-100.00 .............................               8     1,074,159          0.25        134,270            723
                                            --------------  --------------  ------------   ------------  ------------
Total, Average or Weighted Average .......           2,260  $423,353,096        100.00%  $    187,324            727
                                            ==============  ==============  ============


            The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 73.79%.

            The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                          CLASS A-P CERTIFICATES
                                                                 ----------------------------------------
                                                                   0%       6%      18%      24%      30%
                                                                 ----     ----     ----     ----     ----
DISTRIBUTION DATE
-----------------
April 2005 .................................................     100%     100%     100%     100%     100%
April 2006 .................................................      98       93       81       75       69
April 2007 .................................................      97       86       65       56       47
April 2008 .................................................      95       79       52       42       33
April 2009 .................................................      93       73       42       31       22
April 2010 .................................................      91       67       34       23       15
April 2011 .................................................      89       62       27       17       11
April 2012 .................................................      87       57       22       13        7
April 2013 .................................................      85       52       17        9        5
April 2014 .................................................      83       47       14        7        3
April 2015 .................................................      80       43       11        5        2
April 2016 .................................................      77       39        9        4        2
April 2017 .................................................      75       35        7        3        1
April 2018 .................................................      72       32        5        2        1
April 2019 .................................................      68       29        4        1        *
April 2020 .................................................      65       26        3        1        *
April 2021 .................................................      61       23        3        1        *
April 2022 .................................................      58       20        2        1        *
April 2023 .................................................      54       18        2        *        *
April 2024 .................................................      49       15        1        *        *
April 2025 .................................................      45       13        1        *        *
April 2026 .................................................      40       11        1        *        *
April 2027 .................................................      35        9        *        *        *
April 2028 .................................................      30        7        *        *        *
April 2029 .................................................      25        6        *        *        *
April 2030 .................................................      19        4        *        *        *
April 2031 .................................................      12        2        *        *        *
April 2032 .................................................       6        1        *        *        *
April 2033 .................................................       0        0        0        0        0
Weighted Average Life in Years** (to Maturity) .............    17.4     10.0      4.6      3.4      2.7

------------
*        Indicates a number that is greater than zero but less than 0.5%.

**       The weighted average life of an offered certificate is determined by
         (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

            The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

         o  the Class A-P Certificates will be purchased on April 28, 2005;

         o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

         o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:


                        ASSUMED MORTGAGE CHARACTERISTICS


                                                        DISCOUNT          NON-DISCOUNT
ASSUMED PURCHASE PRICE                               MORTGAGE LOANS      MORTGAGE LOANS
--------------------------------------------------   --------------      --------------
Aggregate principal balance ......................  $  127,488,452.51   $  304,320,624.27
Weighted average mortgage rate ...................       5.6343646492%             6.1704%
Weighted average servicing fee rate ..............       0.2800000000%             0.3300%
Weighted average original term to maturity
(months) .........................................                358                 359
Weighted average remaining term
to maturity (months) .............................                334                 335

PAGE>


            The pre-tax yield to maturity table for the Principal Only Certificates under the section entitled "Certain Yield and Prepayment Considerations--Principal Only Certificate and Variable Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:


                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

  ASSUMED PURCHASE PRICE           0%       6%       18%       24%       30%
------------------------------   ------   ------   ------    -------   -------
$2,322,436....................    2.2%     4.2%     10.0%     13.5%     17.3%


THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

            The model used to measure prepayments on the mortgage loans for purposes of the decrement table and yield table in this supplement, CPR, represents a constant rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. For the mortgage loans, an 18% CPR assumes a constant prepayment rate of 18% per annum of the then outstanding principal balance of the related mortgage loans. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

            The second and third paragraphs and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

            The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding Corporation's Expanded Criteria Program at the time of purchase by Residential Funding Corporation and were being master serviced by Residential Funding Corporation on December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

            As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

                                            EXPANDED CRITERIA MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)


                                     AT DECEMBER 31, 1999        AT DECEMBER 31, 1999        AT DECEMBER 31, 1999
                                   ------------------------    ------------------------    ------------------------   --
                                        BY      BY DOLLAR           BY      BY DOLLAR           BY      BY DOLLAR
                                      NO. OF    AMOUNT OF         NO. OF    AMOUNT OF         NO. OF    AMOUNT OF
                                      LOANS       LOANS           LOANS       LOANS           LOANS       LOANS
                                   ----------  ------------    ----------  ------------    ----------  ------------   --
                                      (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN
                                          THOUSANDS)                  THOUSANDS)                  THOUSANDS)
Total Loan Portfolio .........       92,149   $10,513,716       104,820   $12,512,690       101,210   $12,635,058
Period of Delinquency
30 to 59 days ................        1,602       192,517         2,082       244,557         2,324       289,263
60 to 89 days ................          236        28,610           372        44,459           477        64,448
90 days or more(2) ...........          307        35,045           409        44,171           516        62,039
Foreclosures Pending .........          273        32,685           446        55,203           602        81,640

Total Delinquent Loans .......        2,418   $   288,858         3,309   $   388,390         3,919   $   497,389

Percent of Loan Portfolio ....        2.624%        2.747%        3.157%        3.104%        3.872%        3.937%



                                    AT DECEMBER 31, 1999         AT DECEMBER 31, 1999        AT DECEMBER 31, 1999
                                  ------------------------     ------------------------    ------------------------
                                       BY      BY DOLLAR            BY      BY DOLLAR           BY      BY DOLLAR
                                     NO. OF    AMOUNT OF          NO. OF    AMOUNT OF         NO. OF    AMOUNT OF
                                     LOANS       LOANS            LOANS       LOANS           LOANS       LOANS
                                  ----------  ------------     ----------  ------------    ----------  ------------
                                     (DOLLAR AMOUNTS IN           (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN
                                         THOUSANDS)                   THOUSANDS)                  THOUSANDS)
Total Loan Portfolio .........       99,386   $12,962,473       101,112   $14,114,861       106,211   $15,669,395
Period of Delinquency
30 to 59 days ................        2,147       280,302         2,182       284,482         2,032       282,672
60 to 89 days ................          488        63,986           526        70,816           409        51,071
90 days or more(2) ...........          644        84,033           696        94,223           555        70,963
Foreclosures Pending .........          769       102,671           787       103,707           747        88,396

Total Delinquent Loans .......        4,048   $   530,992         4,191   $   553,228         3,743   $   493,102

Percent of Loan Portfolio ....        4.073%        4.096%        4.145%        3.919%        3.524%        3.147%

---------------------
(1) The table relates only to the mortgage loans referred to above.
(2) Does not include foreclosures pending.

                                     EXPANDED CRITERIA MORTGAGE PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE(1)



                                     AT DECEMBER 31, 1999        AT DECEMBER 31, 1999        AT DECEMBER 31, 1999
                                   ------------------------    ------------------------    ------------------------
                                        BY      BY DOLLAR           BY      BY DOLLAR           BY      BY DOLLAR
                                      NO. OF    AMOUNT OF         NO. OF    AMOUNT OF         NO. OF    AMOUNT OF
                                      LOANS       LOANS           LOANS       LOANS           LOANS       LOANS
                                   ----------  ------------    ----------  ------------    ----------  ------------
                                      (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN
                                          THOUSANDS)                  THOUSANDS)                  THOUSANDS)
Total Loan Portfolio .........       37,066   $ 5,021,100        44,520   $ 6,234,461        45,103   $ 6,477,882
Period of Delinquency
30 to 59 days ................          573        83,679           742       104,823           901       131,032
60 to 89 days ................           65        11,033           118        17,904           185        29,788
90 days or more(2) ...........           77        13,377           123        17,598           165        27,231
Foreclosures Pending .........           80        12,263           113        19,378           198        34,074

Total Delinquent Loans .......          795   $   120,353         1,096   $   159,703         1,449   $   222,125

Percent of Loan Portfolio ....        2.145%        2.397%        2.462%        2.562%        3.213%        3.429%



                                       AT DECEMBER 31, 1999         AT DECEMBER 31, 1999        AT DECEMBER 31, 1999
                                     ------------------------     ------------------------    ------------------------
                                          BY      BY DOLLAR            BY      BY DOLLAR           BY      BY DOLLAR
                                        NO. OF    AMOUNT OF          NO. OF    AMOUNT OF         NO. OF    AMOUNT OF
                                        LOANS       LOANS            LOANS       LOANS           LOANS       LOANS
                                     ----------  ------------     ----------  ------------    ----------  ------------
                                        (DOLLAR AMOUNTS IN           (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN
                                            THOUSANDS)                   THOUSANDS)                  THOUSANDS)
Total Loan Portfolio .........          45,867   $ 6,776,784        51,824   $ 8,071,748        56,271   $ 9,191,522
Period of Delinquency
30 to 59 days ................             893       131,270           934       142,682           946       161,218
60 to 89 days ................             216        33,636           216        35,031           186        26,348
90 days or more(2) ...........             206        37,139           258        43,618           225        34,430
Foreclosures Pending .........             251        41,335           279        44,333           268        42,461

Total Delinquent Loans .......           1,566   $   243,380         1,687   $   265,664         1,625   $   264,457

Percent of Loan Portfolio ....           3.414%        3.591%        3.255%        3.291%        2.888%        2.877%

---------------------
(1) The table relates only to the mortgage loans referred to above.
(2) Does not include foreclosures pending.

            The following shall supplement the information under the section entitled "Use of Proceeds":

            The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

            This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

            Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                    MONTHLY STATEMENTS TO CERTIFICATEHOLDERS

Run:        04/26/05     10:05:18                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS13(POOL # 4719) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4719
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HFT1    35,312,000.00  35,312,000.00     4.000000  %          0.00
A-2     76110HFU8    14,281,175.00  15,112,369.40     4.000000  %          0.00
A-3     76110HFV6    74,000,000.00  43,985,422.01     4.000000  %  1,996,493.28
A-4     76110HFW4     9,423,000.00           0.00     4.000000  %          0.00
A-5     76110HFX2   100,000,000.00  71,211,393.32     3.067500  %  1,674,219.36
A-6     76110HFY0             0.00           0.00     0.600000  %          0.00
A-7     76110HFZ7   137,809,825.00  98,136,296.51     2.967500  %  2,307,238.77
A-8     76110HGA1             0.00           0.00     4.432500  %          0.00
A-9     76110HGB9   100,000,000.00  69,794,114.96     4.000000  %  1,757,225.88
A-10    76110HGC7   130,000,000.00  94,304,969.82     4.000000  %  2,374,342.49
A-P     76110HGD5     4,194,358.84   3,487,066.29     0.000000  %     45,955.49
A-V     76110HGE3             0.00           0.00     0.244308  %          0.00
R-I     76110HGF0           100.00           0.00     5.500000  %          0.00
R-II    76110HGG8           100.00           0.00     5.500000  %          0.00
M-1     76110HGH6    14,329,500.00  14,028,330.84     5.500000  %     15,741.48
M-2     76110HGJ2     6,687,100.00   6,546,554.39     5.500000  %      7,346.02
M-3     76110HGK9     3,821,200.00   3,740,888.22     5.500000  %      4,197.72
B-1     76110HGL7     2,865,900.00   2,805,666.17     5.500000  %      3,148.30
B-2     76110HGM5     1,910,600.00   1,870,444.11     5.500000  %      2,098.86
B-3     76110HGN3     2,229,940.73   2,183,128.31     5.500000  %      2,449.55

-------------------------------------------------------------------------------
                  636,864,799.57   462,518,644.35                 10,190,457.20
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       117,706.67    117,706.67            0.00       0.00     35,312,000.00
A-2             0.00          0.00       50,374.56       0.00     15,162,743.96
A-3       146,618.07  2,143,111.35            0.00       0.00     41,988,928.73
A-4             0.00          0.00            0.00       0.00              0.00
A-5       182,034.12  1,856,253.48            0.00       0.00     69,537,173.96
A-6        49,068.15     49,068.15            0.00       0.00              0.00
A-7       242,682.88  2,549,921.65            0.00       0.00     95,829,057.74
A-8       625,528.03    625,528.03            0.00       0.00              0.00
A-9       232,647.05  1,989,872.93            0.00       0.00     68,036,889.08
A-10      314,349.90  2,688,692.39            0.00       0.00     91,930,627.33
A-P             0.00     45,955.49            0.00       0.00      3,441,110.80
A-V        94,164.13     94,164.13            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        64,296.52     80,038.00            0.00       0.00     14,012,589.36
M-2        30,005.04     37,351.06            0.00       0.00      6,539,208.37
M-3        17,145.74     21,343.46            0.00       0.00      3,736,690.50
B-1        12,859.30     16,007.60            0.00       0.00      2,802,517.87
B-2         8,572.87     10,671.73            0.00       0.00      1,868,345.25
B-3        10,006.00     12,455.55            0.00       0.00      2,180,678.58

-------------------------------------------------------------------------------
        2,147,684.47 12,338,141.67       50,374.56       0.00    452,378,561.53
===============================================================================









































Run:        04/26/05     10:05:18
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS13(POOL # 4719) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4719
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1    1000.000000    0.000000     3.333333     3.333333   0.000000 1000.000000
A-2    1058.202102    0.000000     0.000000     0.000000   3.527340 1061.729442
A-3     594.397595   26.979639     1.981325    28.960964   0.000000  567.417956
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5     712.113933   16.742194     1.820341    18.562535   0.000000  695.371740
A-6       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-7     712.113933   16.742194     1.760998    18.503192   0.000000  695.371740
A-8       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-9     697.941150   17.572259     2.326471    19.898730   0.000000  680.368891
A-10    725.422845   18.264173     2.418076    20.682249   0.000000  707.158672
A-P     831.370519   10.956497     0.000000    10.956497   0.000000  820.414022
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     978.982577    1.098537     4.487004     5.585541   0.000000  977.884041
M-2     978.982577    1.098536     4.487003     5.585539   0.000000  977.884041
M-3     978.982578    1.098537     4.487004     5.585541   0.000000  977.884041
B-1     978.982579    1.098538     4.487002     5.585540   0.000000  977.884041
B-2     978.982575    1.098534     4.487004     5.585538   0.000000  977.884041
B-3     979.007328    1.098487     4.487115     5.585602   0.000000  977.908761

_______________________________________________________________________________


DETERMINATION DATE       21-January-05
DISTRIBUTION DATE        25-January-05

Run:     04/26/05     10:05:18                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS13 (POOL #  4719)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4719
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       96,432.95
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    20,952.25

SUBSERVICER ADVANCES THIS MONTH                                       41,653.30
MASTER SERVICER ADVANCES THIS MONTH                                      452.91


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    29   3,864,865.81

 (B)  TWO MONTHLY PAYMENTS:                                    8   1,515,773.41

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          7   1,341,867.08


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     452,378,561.54

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        2,391

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       1

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                  78,476.10

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    9,620,554.62

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         93.20852600 %     5.29718900 %    1.48301880 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            93.06361500 %     5.36906261 %    1.52616840 %

      BANKRUPTCY AMOUNT AVAILABLE                         173,753.00
      FRAUD AMOUNT AVAILABLE                           10,490,508.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   5,245,254.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.01457881
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              337.50

POOL TRADING FACTOR:                                                71.03211888

Run:        04/26/05     11:15:32                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS13(POOL # 4719) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4719
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HFT1    35,312,000.00  35,312,000.00     4.000000  %          0.00
A-2     76110HFU8    14,281,175.00  15,162,743.96     4.000000  %          0.00
A-3     76110HFV6    74,000,000.00  41,988,928.73     4.000000  %  1,902,801.79
A-4     76110HFW4     9,423,000.00           0.00     4.000000  %          0.00
A-5     76110HFX2   100,000,000.00  69,537,173.96     3.180000  %  1,594,954.09
A-6     76110HFY0             0.00           0.00     0.600000  %          0.00
A-7     76110HFZ7   137,809,825.00  95,829,057.74     3.080000  %  2,198,003.44
A-8     76110HGA1             0.00           0.00     4.320000  %          0.00
A-9     76110HGB9   100,000,000.00  68,036,889.08     4.000000  %  1,674,762.73
A-10    76110HGC7   130,000,000.00  91,930,627.33     4.000000  %  2,262,919.29
A-P     76110HGD5     4,194,358.84   3,441,110.80     0.000000  %     27,777.71
A-V     76110HGE3             0.00           0.00     0.241007  %          0.00
R-I     76110HGF0           100.00           0.00     5.500000  %          0.00
R-II    76110HGG8           100.00           0.00     5.500000  %          0.00
M-1     76110HGH6    14,329,500.00  14,012,589.36     5.500000  %     15,843.73
M-2     76110HGJ2     6,687,100.00   6,539,208.37     5.500000  %      7,393.74
M-3     76110HGK9     3,821,200.00   3,736,690.50     5.500000  %      4,225.00
B-1     76110HGL7     2,865,900.00   2,802,517.87     5.500000  %      3,168.74
B-2     76110HGM5     1,910,600.00   1,868,345.25     5.500000  %      2,112.50
B-3     76110HGN3     2,229,940.73   2,180,678.58     5.500000  %      2,465.48

-------------------------------------------------------------------------------
                  636,864,799.57   452,378,561.53                  9,696,428.24
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       117,706.67    117,706.67            0.00       0.00     35,312,000.00
A-2             0.00          0.00       50,542.48       0.00     15,213,286.44
A-3       139,963.10  2,042,764.89            0.00       0.00     40,086,126.94
A-4             0.00          0.00            0.00       0.00              0.00
A-5       184,273.51  1,779,227.60            0.00       0.00     67,942,219.87
A-6        47,914.53     47,914.53            0.00       0.00              0.00
A-7       245,961.25  2,443,964.69            0.00       0.00     93,631,054.30
A-8       595,318.43    595,318.43            0.00       0.00              0.00
A-9       226,789.63  1,901,552.36            0.00       0.00     66,362,126.35
A-10      306,435.42  2,569,354.71            0.00       0.00     89,667,708.04
A-P             0.00     27,777.71            0.00       0.00      3,413,333.09
A-V        90,855.36     90,855.36            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        64,224.37     80,068.10            0.00       0.00     13,996,745.63
M-2        29,971.37     37,365.11            0.00       0.00      6,531,814.63
M-3        17,126.50     21,351.50            0.00       0.00      3,732,465.50
B-1        12,844.87     16,013.61            0.00       0.00      2,799,349.13
B-2         8,563.25     10,675.75            0.00       0.00      1,866,232.75
B-3         9,994.78     12,460.26            0.00       0.00      2,178,212.93

-------------------------------------------------------------------------------
        2,097,943.04 11,794,371.28       50,542.48       0.00    442,732,675.60
===============================================================================









































Run:        04/26/05     11:15:32
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS13(POOL # 4719) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4719
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1    1000.000000    0.000000     3.333333     3.333333   0.000000 1000.000000
A-2    1061.729442    0.000000     0.000000     0.000000   3.539098 1065.268540
A-3     567.417956   25.713538     1.891393    27.604931   0.000000  541.704418
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5     695.371740   15.949541     1.842735    17.792276   0.000000  679.422199
A-6       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-7     695.371740   15.949541     1.784787    17.734328   0.000000  679.422199
A-8       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-9     680.368891   16.747627     2.267896    19.015523   0.000000  663.621264
A-10    707.158672   17.407071     2.357196    19.764267   0.000000  689.751600
A-P     820.414021    6.622636     0.000000     6.622636   0.000000  813.791386
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     977.884041    1.105672     4.481969     5.587641   0.000000  976.778368
M-2     977.884040    1.105672     4.481968     5.587640   0.000000  976.778368
M-3     977.884039    1.105671     4.481969     5.587640   0.000000  976.778368
B-1     977.884042    1.105674     4.481967     5.587641   0.000000  976.778368
B-2     977.884042    1.105674     4.481969     5.587643   0.000000  976.778368
B-3     977.908758    1.105621     4.482083     5.587704   0.000000  976.803061

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

Run:     04/26/05     11:15:32                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS13 (POOL #  4719)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4719
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       94,179.20
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    18,902.00

SUBSERVICER ADVANCES THIS MONTH                                       54,288.88
MASTER SERVICER ADVANCES THIS MONTH                                      452.93


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    39   6,913,064.34

 (B)  TWO MONTHLY PAYMENTS:                                    7   1,481,358.29

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          2     175,009.44


FORECLOSURES
  NUMBER OF LOANS                                                             3
  AGGREGATE PRINCIPAL BALANCE                                        500,263.63

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     442,732,675.60

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        2,348

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       1

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                  78,387.43

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    9,133,844.00

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         93.06361500 %     5.41021600 %    1.51455930 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            92.91977000 %     5.47983628 %    1.55781780 %

      BANKRUPTCY AMOUNT AVAILABLE                         173,753.00
      FRAUD AMOUNT AVAILABLE                           10,490,508.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   5,245,254.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.01406679
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              336.40

POOL TRADING FACTOR:                                                69.51752961

Run:        04/07/05     11:35:28                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS13(POOL # 4719) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4719
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HFT1    35,312,000.00  35,312,000.00     4.000000  %          0.00
A-2     76110HFU8    14,281,175.00  15,213,286.44     4.000000  %          0.00
A-3     76110HFV6    74,000,000.00  40,086,126.94     4.000000  %  2,152,414.47
A-4     76110HFW4     9,423,000.00           0.00     4.000000  %          0.00
A-5     76110HFX2   100,000,000.00  67,942,219.87     3.300000  %  1,805,962.82
A-6     76110HFY0             0.00           0.00     0.600000  %          0.00
A-7     76110HFZ7   137,809,825.00  93,631,054.30     3.200000  %  2,488,794.19
A-8     76110HGA1             0.00           0.00     4.200000  %          0.00
A-9     76110HGB9   100,000,000.00  66,362,126.35     4.000000  %  1,894,460.86
A-10    76110HGC7   130,000,000.00  89,667,708.04     4.000000  %  2,559,772.76
A-P     76110HGD5     4,194,358.84   3,413,333.09     0.000000  %     37,546.64
A-V     76110HGE3             0.00           0.00     0.241158  %          0.00
R-I     76110HGF0           100.00           0.00     5.500000  %          0.00
R-II    76110HGG8           100.00           0.00     5.500000  %          0.00
M-1     76110HGH6    14,329,500.00  13,996,745.63     5.500000  %     15,910.64
M-2     76110HGJ2     6,687,100.00   6,531,814.63     5.500000  %      7,424.97
M-3     76110HGK9     3,821,200.00   3,732,465.50     5.500000  %      4,242.84
B-1     76110HGL7     2,865,900.00   2,799,349.13     5.500000  %      3,182.13
B-2     76110HGM5     1,910,600.00   1,866,232.75     5.500000  %      2,121.42
B-3     76110HGN3     2,229,940.73   2,178,212.93     5.500000  %      2,475.89

-------------------------------------------------------------------------------
                  636,864,799.57   442,732,675.60                 10,974,309.63
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       117,706.67    117,706.67            0.00       0.00     35,312,000.00
A-2             0.00          0.00       50,710.96       0.00     15,263,997.40
A-3       133,620.42  2,286,034.89            0.00       0.00     37,933,712.47
A-4             0.00          0.00            0.00       0.00              0.00
A-5       186,841.10  1,992,803.92            0.00       0.00     66,136,257.05
A-6        46,815.53     46,815.53            0.00       0.00              0.00
A-7       249,682.81  2,738,477.00            0.00       0.00     91,142,260.11
A-8       565,506.46    565,506.46            0.00       0.00              0.00
A-9       221,207.09  2,115,667.95            0.00       0.00     64,467,665.49
A-10      298,892.36  2,858,665.12            0.00       0.00     87,107,935.28
A-P             0.00     37,546.64            0.00       0.00      3,375,786.45
A-V        88,973.79     88,973.79            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        64,151.75     80,062.39            0.00       0.00     13,980,834.99
M-2        29,937.48     37,362.45            0.00       0.00      6,524,389.66
M-3        17,107.13     21,349.97            0.00       0.00      3,728,222.66
B-1        12,830.35     16,012.48            0.00       0.00      2,796,167.00
B-2         8,553.57     10,674.99            0.00       0.00      1,864,111.33
B-3         9,983.48     12,459.37            0.00       0.00      2,175,736.87

-------------------------------------------------------------------------------
        2,051,809.99 13,026,119.62       50,710.96       0.00    431,809,076.76
===============================================================================









































Run:        04/07/05     11:35:28
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS13(POOL # 4719) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4719
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1    1000.000000    0.000000     3.333333     3.333333   0.000000 1000.000000
A-2    1065.268540    0.000000     0.000000     0.000000   3.550895 1068.819435
A-3     541.704418   29.086682     1.805681    30.892363   0.000000  512.617736
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5     679.422199   18.059628     1.868411    19.928039   0.000000  661.362571
A-6       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-7     679.422199   18.059628     1.811793    19.871421   0.000000  661.362571
A-8       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-9     663.621263   18.944609     2.212071    21.156680   0.000000  644.676655
A-10    689.751600   19.690560     2.299172    21.989732   0.000000  670.061041
A-P     813.791386    8.951700     0.000000     8.951700   0.000000  804.839686
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     976.778368    1.110342     4.476901     5.587243   0.000000  975.668027
M-2     976.778368    1.110341     4.476900     5.587241   0.000000  975.668027
M-3     976.778369    1.110342     4.476900     5.587242   0.000000  975.668027
B-1     976.778369    1.110342     4.476901     5.587243   0.000000  975.668027
B-2     976.778369    1.110342     4.476903     5.587245   0.000000  975.668027
B-3     976.803062    1.110294     4.477016     5.587310   0.000000  975.692691

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/07/05     11:35:28                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS13 (POOL #  4719)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4719
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       92,132.01
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    16,625.67

SUBSERVICER ADVANCES THIS MONTH                                       54,847.82
MASTER SERVICER ADVANCES THIS MONTH                                      452.96


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    40   6,366,977.23

 (B)  TWO MONTHLY PAYMENTS:                                   10   1,951,371.71

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          4     320,146.08


FORECLOSURES
  NUMBER OF LOANS                                                             3
  AGGREGATE PRINCIPAL BALANCE                                        500,263.63

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     431,809,076.78

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        2,297

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       1

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                  78,298.32

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                   10,419,756.27

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         92.91977000 %     5.52241200 %    1.54580750 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            92.74812100 %     5.61207455 %    1.59558450 %

      BANKRUPTCY AMOUNT AVAILABLE                         173,753.00
      FRAUD AMOUNT AVAILABLE                           10,490,508.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   5,245,254.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.01211519
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              335.20

POOL TRADING FACTOR:                                                67.80231488

Run:        04/25/05     12:25:18                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS13(POOL # 4719) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4719
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HFT1    35,312,000.00  35,312,000.00     4.000000  %          0.00
A-2     76110HFU8    14,281,175.00  15,263,997.40     4.000000  %          0.00
A-3     76110HFV6    74,000,000.00  37,933,712.47     4.000000  %  2,440,995.09
A-4     76110HFW4     9,423,000.00           0.00     4.000000  %          0.00
A-5     76110HFX2   100,000,000.00  66,136,257.05     3.500000  %  2,049,919.98
A-6     76110HFY0             0.00           0.00     0.600000  %          0.00
A-7     76110HFZ7   137,809,825.00  91,142,260.11     3.400000  %  2,824,991.14
A-8     76110HGA1             0.00           0.00     4.000000  %          0.00
A-9     76110HGB9   100,000,000.00  64,467,665.49     4.000000  %  2,148,456.88
A-10    76110HGC7   130,000,000.00  87,107,935.28     4.000000  %  2,902,969.13
A-P     76110HGD5     4,194,358.84   3,375,786.45     0.000000  %     43,136.18
A-V     76110HGE3             0.00           0.00     0.239875  %          0.00
R-I     76110HGF0           100.00           0.00     5.500000  %          0.00
R-II    76110HGG8           100.00           0.00     5.500000  %          0.00
M-1     76110HGH6    14,329,500.00  13,980,834.99     5.500000  %     15,956.35
M-2     76110HGJ2     6,687,100.00   6,524,389.66     5.500000  %      7,446.29
M-3     76110HGK9     3,821,200.00   3,728,222.66     5.500000  %      4,255.02
B-1     76110HGL7     2,865,900.00   2,796,167.00     5.500000  %      3,191.27
B-2     76110HGM5     1,910,600.00   1,864,111.33     5.500000  %      2,127.51
B-3     76110HGN3     2,229,940.73   2,175,736.87     5.500000  %      2,483.17

-------------------------------------------------------------------------------
                  636,864,799.57   431,809,076.76                 12,445,928.01
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       117,706.67    117,706.67            0.00       0.00     35,312,000.00
A-2             0.00          0.00       50,879.99       0.00     15,314,877.39
A-3       126,445.71  2,567,440.80            0.00       0.00     35,492,717.38
A-4             0.00          0.00            0.00       0.00              0.00
A-5       192,897.42  2,242,817.40            0.00       0.00     64,086,337.07
A-6        45,571.13     45,571.13            0.00       0.00              0.00
A-7       258,236.40  3,083,227.54            0.00       0.00     88,317,268.97
A-8       524,261.72    524,261.72            0.00       0.00              0.00
A-9       214,892.22  2,363,349.10            0.00       0.00     62,319,208.61
A-10      290,359.78  3,193,328.91            0.00       0.00     84,204,966.15
A-P             0.00     43,136.18            0.00       0.00      3,332,650.27
A-V        86,316.87     86,316.87            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        64,078.83     80,035.18            0.00       0.00     13,964,878.64
M-2        29,903.45     37,349.74            0.00       0.00      6,516,943.37
M-3        17,087.69     21,342.71            0.00       0.00      3,723,967.64
B-1        12,815.77     16,007.04            0.00       0.00      2,792,975.73
B-2         8,543.84     10,671.35            0.00       0.00      1,861,983.82
B-3         9,972.13     12,455.30            0.00       0.00      2,173,253.70

-------------------------------------------------------------------------------
        1,999,089.63 14,445,017.64       50,879.99       0.00    419,414,028.74
===============================================================================









































Run:        04/25/05     12:25:18
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS13(POOL # 4719) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4719
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1    1000.000000    0.000000     3.333333     3.333333   0.000000 1000.000000
A-2    1068.819435    0.000000     0.000000     0.000000   3.562731 1072.382167
A-3     512.617736   32.986420     1.708726    34.695146   0.000000  479.631316
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5     661.362571   20.499200     1.928974    22.428174   0.000000  640.863371
A-6       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-7     661.362571   20.499200     1.873861    22.373061   0.000000  640.863371
A-8       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-9     644.676655   21.484569     2.148922    23.633491   0.000000  623.192086
A-10    670.061041   22.330532     2.233537    24.564069   0.000000  647.730509
A-P     804.839686   10.284332     0.000000    10.284332   0.000000  794.555353
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     975.668027    1.113532     4.471812     5.585344   0.000000  974.554496
M-2     975.668028    1.113532     4.471811     5.585343   0.000000  974.554496
M-3     975.668028    1.113532     4.471813     5.585345   0.000000  974.554496
B-1     975.668027    1.113532     4.471813     5.585345   0.000000  974.554496
B-2     975.668025    1.113530     4.471810     5.585340   0.000000  974.554496
B-3     975.692695    1.113563     4.471926     5.585489   0.000000  974.579132

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     12:25:18                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS13 (POOL #  4719)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4719
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       89,716.79
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    14,357.22

SUBSERVICER ADVANCES THIS MONTH                                       34,589.89
MASTER SERVICER ADVANCES THIS MONTH                                      452.98


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    22   2,946,514.42

 (B)  TWO MONTHLY PAYMENTS:                                    9   1,569,416.92

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          6     584,030.87


FORECLOSURES
  NUMBER OF LOANS                                                             2
  AGGREGATE PRINCIPAL BALANCE                                        177,450.44

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     419,414,028.74

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        2,233

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       1

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                  78,208.78

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                   11,901,649.38

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         92.74812100 %     5.65629400 %    1.58311060 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            92.54136200 %     5.77133524 %    1.64107640 %

      BANKRUPTCY AMOUNT AVAILABLE                         173,753.00
      FRAUD AMOUNT AVAILABLE                           10,490,508.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   5,245,254.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.00751087
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              334.10

POOL TRADING FACTOR:                                                65.85605438